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                                                                    EXHIBIT 23.2


                        CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in this Registration Statement of S3 Incorporated on Form S-3 of our reports dated January 17, 1996 appearing in and incorporated by reference in the Annual Report on Form 10-K of S3 Incorporated for the year ended December 31, 1995 and reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

San Jose, California
December 9, 1996